UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 26, 2015

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Supply and Distribution Agreement with Escalon Physical Medicine

On August 26, 2015, BioCorRx Inc., a Nevada corporation (the “Company”), entered into a six month Supply and Distribution agreement (the “Distribution Agreement”) with Escalon Physical Medicine (the “Distributor”). The Company is involved in establishing certain addiction therapeutic and rehabilitation programs (the "Start Fresh Programs") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen (the "Naltrexone Implant") coupled with life coaching/counseling sessions from specialized life coaches/counselors.

In accordance with the terms and provisions of the Distribution Agreement: (i) the Company has granted to the Distributor, for the term of the Distribution Agreement, a right to distribute the Start Fresh Program, including purchase of the Naltrexone Implant, in the Territory, which is defined in the Distribution Agreement as the office of the Distributor, Escalon Physical Medicine; located at 1631 4th street, Escalon, CA 95320, (ii) the Company has agreed to the furnish the Distributor at no additional cost, educational resources, research findings and educational materials, resources and information associated with effective uses of the Naltrexone Implant and the Start Fresh Program, and (iii) the Distributor has agreed to pay to the Company a program access fee for each Start Fresh Program, which includes access to the Naltrexone Implant, which fee may be renegotiated following a 6 month period from the execution date.

The Distribution Agreement may be terminated (i) in the event of the bankruptcy or insolvency of either party, (ii) if either party is in material breach of or in non-compliance with any of the terms of the Distribution Agreement and such breach is not cured within thirty days of the date of notice, or (iii) upon mutual agreement of the parties. Either the Company or the Distributor may elect to non-renew the Distribution Agreement by providing written notice to the other party at least sixty days prior to the date upon which the Distribution Agreement will expire.

Supply and Distribution Agreement with Scott Medical Health Center

On August 27, 2015, BioCorRx Inc., entered into a six month Supply and Distribution agreement (the “Agreement”) with Scott Medical Health Center (“SMHC”). The Company is involved in establishing certain addiction therapeutic and rehabilitation programs (the "Start Fresh Programs") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen (the "Naltrexone Implant") coupled with life coaching/counseling sessions from specialized life coaches/counselors.

In accordance with the terms and provisions of the Agreement: (i) the Company has granted to SMHC, for the term of the Agreement, a right to distribute the Start Fresh Program, including purchase of the Naltrexone Implant, in the Territory, which is defined in the Agreement as the office of the SMHC, Scott Medical Health Center PC; located at 2275 Swallow Hill Rd., Bldg 2600, Pittsburgh, PA 15220, (ii) the Company has agreed to the furnish SMHC at no additional cost, educational resources, research findings and educational materials, resources and information associated with effective uses of the Naltrexone Implant and the Start Fresh Program, and (iii) SMHC has agreed to pay to the Company a program access fee for each Start Fresh Program, which includes access to the Naltrexone Implant, which fee may be renegotiated following a 6 month period from the execution date.

The Agreement may be terminated (i) in the event of the bankruptcy or insolvency of either party, (ii) if either party is in material breach of or in non-compliance with any of the terms of the Agreement and such breach is not cured within thirty days of the date of notice, or (iii) upon mutual agreement of the parties. Either the Company or SMHC may elect to non-renew the Agreement by providing written notice to the other party at least sixty days prior to the date upon which the Agreement will expire.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1	Supply and Distribution Agreement, by and between the Company and Escalon Physical Medicine dated August 26, 2015*

Exhibit 10.2	Supply and Distribution Agreement, by and between the Company and Scott Medical Health Center dated August 27, 2015*

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*	A portion of Exhibit 10.1 and 10.2 have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: September 2, 2015	By:	/s/ Lourdes Felix
Lourdes Felix Chief Financial Officer and Director